UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2020

EMPIRE STATE REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West 33rd Street, 12th Floor New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 687-8700

n/a

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
E mpire State Realty Trust, Inc.
Class A Common Stock, par value $0.01 per share	ESRT	The New York Stock Exchange

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 9, 2020, William H. Berkman, one of the members of the board of directors (the “Board”) of Empire State Realty Trust, Inc. (the “Company”), advised of his intention to step down from the Board, effective as of July 31, 2020. Mr. Berkman resigned without any disagreement with the Company on any matter relating to its operations, policies or practices.

(d) On July 10, 2020, at the recommendation of the Nominating and Corporate Governance Committee, the Board appointed R. Paige Hood to the Board as an independent director, effective as of August 1, 2020, to serve until the next annual meeting of stockholders of the Company and until his successor is duly elected and qualifies. Mr. Hood’s appointment will fill the vacancy on the Board to be created by Mr. Berkman’s departure. Mr. Hood will also serve as a member of the Board’s Audit Committee, Finance Committee and Nominating and Corporate Governance Committee.

The Board has determined that Mr. Hood qualifies as an independent director under the New York Stock Exchange (“NYSE”) listing standards and the Company’s Corporate Governance Guidelines. Additionally, the Board has determined that Mr. Hood is independent pursuant to the audit committee independence criteria contained in the rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as both independent and financially literate in accordance with the NYSE listing standards.

In connection with his service as a director, Mr. Hood will be entitled to receive the same compensation as the Company’s other independent directors, the components of which are described under “Compensation of Directors” in the Company’s Proxy Statement for its 2020 annual meeting of stockholders as filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2020 and incorporated herein by reference. Annual cash compensation and equity award will be pro-rated to the date of Mr. Hood’s appointment to the Board.

In addition, the Company expects to enter into an indemnification agreement with Mr. Hood substantially in the form of the indemnification agreement entered into with all other independent members of the Board, which was filed by the Company with the SEC on February 28, 2018 as Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and is incorporated herein by reference. The indemnification agreement generally provides for the indemnification and advancement of expenses to a director to the maximum extent permitted by Maryland law for claims, suits or proceedings arising out of his or her service to the Company.

Other than the director compensation and indemnification arrangements described above, there are no arrangements or understandings between Mr. Hood and any other person pursuant to which Mr. Hood was appointed to serve as a director of the Company. There are no transactions in which Mr. Hood has had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Item 7.01.	Regulation FD Disclosure

A copy of the press release issued by the Company to announce the appointment of Mr. Hood as a director as discussed in Item 5.02 above is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated July 13, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC.

Date: July 13, 2020	By:	/s/ Thomas N. Keltner, Jr.
	Name:	Thomas N. Keltner, Jr.
	Title:	Executive Vice President, General Counsel and Secretary